Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

December 4, 2020

Curis, Inc.

128 Spring Street, Building C – Suite 500

Lexington, MA 02421

Re:	Additional shares issuable under the Third Amended and Restated Stock Incentive Plan, as amended, and Inducement Stock Option Awards for the Period of January 2, 2020 through April 1, 2020

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an aggregate of 1,300,000 additional shares of common stock, $0.01 par value per share (the “Common Stock”), of Curis, Inc., a Delaware corporation (the “Company”), issuable under the Company’s Third Amended and Restated 2010 Stock Incentive Plan, as amended (the “Plan,” and such shares of Common Stock the “Plan Shares”), and (ii) an aggregate of 250,000 shares of Common Stock issuable pursuant to nonstatutory stock option agreements providing for employee inducement grants between the Company and various employees, which were entered into in connection with the commencement of such employees’ employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (the “Inducement Award Agreements”) (such shares of Common Stock the “Inducement Award Shares” and, together with the Plan Shares, the “Shares”).

We have examined the Certificate of Incorporation and By-laws of the Company, each as amended and restated and/or amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement, certificates of representatives of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan and the Inducement Award Agreements, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

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Curis, Inc.

December 4, 2020

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan and the Inducement Award Agreements, as applicable, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Cynthia T. Mazareas
Cynthia T. Mazareas, a Partner